Exhibit 99.1

NEWS RELEASE

Contact:	Barry Bass	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(301) 986-9200	(615) 254-3376
FIRST POTOMAC COMMENCES OFFERING
OF $100 MILLION EXCHANGEABLE SENIOR NOTES
BETHESDA, Md. — December 4, 2006 — First Potomac Realty Trust (NYSE:FPO) (the Company) announced today that its Operating Partnership, First Potomac Realty Investment Limited Partnership, has commenced an offering, subject to market conditions and other factors, of $100 million aggregate principal amount of exchangeable senior notes due 2011 to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. The Operating Partnership has granted the initial purchasers an option to purchase up to an additional $15 million in principal amount of notes, exercisable within a 13-day period beginning on and including the first date of original issuance of the notes, to cover over-allotments, if any.
The notes will be exchangeable for cash up to their principal amount and cash or the Company’s common shares in respect of the remainder, if any, of the exchange value in excess of such principal amount. The notes will be senior unsecured obligations of the Operating Partnership, guaranteed by the Company. The interest rate, exchange rate and other terms of the notes will be determined by negotiations between the Company and the initial purchasers of the notes.
The Operating Partnership intends to use the net proceeds from the offering to repay outstanding indebtedness under its credit facility, to purchase a capped call option from an affiliate of one of the initial purchasers (“the option counterparty”) and for general corporate purposes, including future acquisitions. The capped call option permits the Operating Partnership to purchase Company common shares from the option counterparty at the strike price and is designed to reduce potential dilution with respect to the Company’s common shares upon exchange of the notes to the extent the then market value per Company common share exceeds the strike price during the observation period relating to an exchange of notes. To the extent the then market value per Company common share exceeds the cap price during the observation period relating to an exchange of notes, the reduction in potential dilution will be limited to the difference between the strike price and the cap price.
This notice does not constitute an offer to sell or a solicitation of an offer to buy any securities. The notes and any common shares of the Company issuable upon exchange of the notes will not be registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold absent registration or an applicable exemption from registration requirements.
About First Potomac Realty Trust
First Potomac Realty Trust is a real estate investment trust (REIT) that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company’s portfolio totals 10.4 million square feet. Its largest tenant is the U.S. Government.
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Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic and market conditions; failure of customary closing conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
7600 Wisconsin Avenue, 11th Floor • Bethesda, MD 20814 • Phone: (301) 986-9200 • Fax: (301) 986-5554
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